EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

11032 Tidewater Trail, LLC	Delaware	UFP Gear, LLC	Michigan
234 Springs Rd., LLC	Delaware	UFP Global Holdings Limited	England/Wales
2875 Needmore Rd. LLC	Delaware	UFP Gordon, LLC	Michigan
621 Hall St., LLC	Delaware	UFP Grand Rapids, LLC	Michigan
Aljoma Holding Company, LLC	Michigan	UFP Grandview, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP Granger, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Great Lakes, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Gulf, LLC	Michigan
Deckorators, Inc.	Michigan	UFP Haleyville, LLC	Michigan
Enwrap Logistic and Packaging S.r.l.	Italy	UFP Hamilton, LLC	Michigan
Eovations, LLC	Michigan	UFP Harrisonville, LLC	Michigan
Fire Retardant Chemical Technologies, LLC	Illinois	UFP Hartford, LLC	Wisconsin
Forestal Universal SA de CV	Mexico	UFP Hillsboro, LLC	Michigan
Horizon Terra, Incorporated	Indiana	UFP Industrial, LLC	Michigan
Idaho Western, Inc.	Idaho	UFP Industries, Inc.	Michigan
idX (China) Display System Co., Ltd.	China	UFP International Employment Services, LLC	Michigan
idX (India) Display Private Ltd.	India	UFP International, LLC	Michigan
idX Amsterdam B.V.	Netherlands	UFP Janesville, LLC	Michigan
idX Asia Fixtures Limited	Hong Kong	UFP Kyle, LLC	Michigan
idX Asia Trading Limited	Hong Kong	UFP Lafayette, LLC	Michigan
idX Chicago, LLC	Delaware	UFP Lansing, LLC	Michigan
idX Corporation	Delaware	UFP Londonderry, LLC	Michigan
idX Corporation London Limited	England/Wales	UFP Magna, LLC	Michigan
idX Dallas, LLC	Delaware	UFP McMinnville, LLC	Michigan
idX Dayton, LLC	Delaware	UFP Mexico Embalaje y Distribution, S. de R.L. de C. V.	Mexico
idX Holdings, Inc.	Delaware	UFP Mexico Investment, LLC	Michigan
idX Impressions, LLC	Delaware	UFP Mid-Atlantic, LLC	Michigan
idX Los Angeles, LLC	Delaware	UFP Milwaukee, LLC	Michigan
idX Mexico, S. de R.L. de C.V.	Mexico	UFP Minneota, LLC	Michigan
idX Shanghai Trading Company Ltd.	China	UFP Morristown, LLC	Michigan
Integra International Pty Ltd	Australia	UFP Moultrie, LLC	Michigan
Integra Packaging Pty Ltd	Australia	UFP Mountain West, LLC	Michigan
Landura, LLC	Texas	UFP NAC, LLC	Michigan
Metaworld Technologies, LLC	Michigan	UFP Nappanee, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP New London, LLC	Michigan
Norpal S. de R.L. de C.V.	Mexico	UFP New Waverly, LLC	Michigan
Pinelli Lumber, Inc.	Texas	UFP New Windsor, LLC	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP New York, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP North Atlantic, LLC	Michigan
Pinelli Universal Chile S.A.	Chile	UFP Northeast, LLC	Michigan
PR Distribution, LLC	Puerto Rico	UFP Orlando, LLC	Michigan
Shawnlee Construction, LLC	Michigan	UFP Packaging, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP Palm Beach, LLC	Michigan
Store Fixtures Canada Holdings, Inc.	Delaware	UFP Parker, LLC	Michigan
The UBEECO Group Pty Ltd	Australia	UFP Purchasing, Inc.	Michigan
Tibasa Universal Forest Products S. de R.L. de C.V.	Mexico	UFP Ranson, LLC	Michigan
Tresstar, LLC	Michigan	UFP Real Estate, LLC	Michigan
Triangle Systems, Inc.	Delaware	UFP Retail, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.de CV	Mexico	UFP Riverside, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP RMS, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Rockingham, LLC	Michigan
UFP Atlantic, LLC	Michigan	UFP Rockwell, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Saginaw, LLC	Michigan
UFP Aurora, LLC	Michigan	UFP Salisbury, LLC	Michigan
UFP Australia Pty Ltd	Australia	UFP San Antonio, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Australia	UFP Sauk Rapids, LLC	Michigan

UFP Barnesville, LLC	Michigan	UFP Schertz, LLC	Michigan
UFP Belchertown, LLC	Michigan	UFP Shawnee, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Site Built, LLC	Michigan
UFP Biscoe, LLC	Michigan	UFP Southeast, LLC	Michigan
UFP Blanchester, LLC	Michigan	UFP Southwest, LLC	Michigan
UFP Bonner, LLC	Michigan	UFP Stafford, LLC	Michigan
UFP Caldwell, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Cameron, LLC	Michigan	UFP Tampa, LLC	Michigan
UFP Canada, Inc.	Canada	UFP Thomaston, LLC	Michigan
UFP Central Plains, LLC	Michigan	UFP Thornton, LLC	Michigan
UFP Chandler, LLC	Michigan	UFP Transportation, Inc.	Michigan
UFP Chicago, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Concrete Forming Solutions, Inc.	Michigan	UFP Ventures II, Inc.	Michigan
UFP Construction, LLC	Michigan	UFP Ventures, Inc.	Michigan
UFP Dallas, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Distribution, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Eagan, LLC	Michigan	UFP Washington, LLC	Michigan
UFP East Central, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Eastern Division, Inc.	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Eatonton, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Elizabeth City, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Elkwood, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Far West, LLC	Michigan	Universal Forest Products Texas, LLC	Michigan
UFP Financial Services, Inc.	Michigan	Universal Showcase ULC	Alberta
UFP Folkston, LLC	Michigan	Upshur Forest Products, LLC	Michigan
UFP Franklinton, LLC	Michigan	Yard & Home, LLC	Michigan
UFP Gainesville, LLC	Michigan